EXHIBIT 24

                                 PP&L RESOURCES, INC.

                             ISSUANCE OF DEBT SECURITIES

                                  POWER OF ATTORNEY
                                  -----------------


                    The undersigned directors of PP&L Resources, Inc., a Pennsylvania corporation, hereby appoint William F. Hecht,
          John R. Biggar and Robert J. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of not in excess of $400 million of debt securities of PP&L Capital Funding, Inc., to be guaranteed by PP&L Resources, Inc., and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

                    IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 20th day of November, 1988.



          /s/ Frederick M. Bernthal  L.S.      /s/ William F. Hecht    L.S.
          ------------------------------       ----------------------------
          Frederick M. Bernthal                William F. Hecht



          /s/ E. Allen Deaver        L.S.      /s/ Stuart Heydt        L.S.
          ------------------------------       ----------------------------
          E. Allen Deaver                      Stuart Heydt



          /s/ Nance K. Dicciani      L.S.      /s/ Marilyn Ware Lewis  L.S.
          ------------------------------       ----------------------------
          Nance K. Dicciani                    Marilyn Ware Lewis



          /s/ William J. Flood       L.S.      /s/ Frank A. Long       L.S.
          ------------------------------       ----------------------------
          William J. Flood                     Frank A. Long



          /s/ Elmer D. Gates         L.S.      /s/ Norman Robertson    L.S.
          ------------------------------       ----------------------------
          Elmer D. Gates                       Norman Robertson